Exhibit 99.1 Investor Presentation March 7, 2024

Cautionary Statements Forward-Looking Information This presentation may include forward-looking statements by the Company and our authorized officers pertaining to such matters as our goals, intentions, and expectations regarding the timeframe in which the Company expects to file its 2023 Form 10-K and the contents thereof; revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals, including those related to our merger with Flagstar Bancorp, Inc., which was completed on December 1, 2022, and our recent acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction. Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results. Our forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; changes in legislation, regulations, and policies; the success of our blockchain and fintech activities, investments and strategic partnerships; the restructuring of our mortgage business; the impact of failures or disruptions in or breaches of the Company’s operational or security systems, data or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed on December 1, 2022, and our recent acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction: the possibility that the anticipated benefits of the transactions will not be realized when expected or at all; the possibility of increased legal and compliance costs, including with respect to any litigation or regulatory actions related to the business practices of acquired companies or the combined business; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; and revenues following the transactions may be lower than expected. Additionally, there can be no assurance that the Community Benefits Agreement entered into with NCRC, which was contingent upon the closing of the Company’s merger with Flagstar Bancorp, Inc., will achieve the results or outcome originally expected or anticipated by us as a result of changes to our business strategy, performance of the U.S. economy, or changes to the laws and regulations affecting us, our customers, communities we serve, and the U.S. economy (including, but not limited to, tax laws and regulations). . More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Report on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and in other SEC reports we file. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this news release, on our conference call, during investor presentations, or in our SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov. Our Supplemental Use of Non-GAAP Financial Measures This presentation may contain certain non-GAAP financial measures which management believes to be useful to investors in understanding the Company’s performance and financial condition, and in comparing our performance and financial condition with those of other banks. Such non-GAAP financial measures are supplemental to, and are not to be considered in isolation or as a substitute for, measures calculated in accordance with GAAP. 1

Key Messages NYCB Announces Over $1 Billion Equity Investment Anchored by Former U.S. Treasury Secretary 1 Steven Mnuchin’s Liberty Strategic Capital, Hudson Bay Capital and Reverence Capital Former Secretary Steven Mnuchin, Joseph Otting, Milton Berlinski and Allen Puwalski to Join 2 NYCB Board of Directors 3 Joseph Otting to Become CEO and Alessandro DiNello to be Named as Non-Executive Chairman Reconstituted Board and Management Team Positioned to Deliver Well Capitalized $100+ Billion 4 National Bank with a Diversified, De-Risked Business Model The Strategic Investment Reinforces Our Strong Liquidity, Which is Also Supplemented by a 5 Diversified and Retail Focused Deposit Base 2

Transaction Summary Issuer New York Community Bancorp, Inc. Deal Size $1.05 Billion Common Issue Price $2.00 per share Strike Price Premium: 25% Warrants Coverage: 60% Term: 7 years Common Stock: 59,750,000 common shares (1) Securities Issued Series B Convertible Non-Voting Preferred Stock: 192,062 preferred shares (1) Series C Convertible Non-Voting Preferred Stock: 273,188 preferred shares Pro Forma Tangible Book $6.65 Value per Share $450 Million from Liberty Strategic Capital, $250 Million from Hudson Bay Capital, Lead Investors $200 Million from Reverence Capital 2 Board members from Liberty Strategic Capital; 1 Board member from Reverence Governance Capital; 1 Board member at the recommendation of Hudson Bay Capital; the Board will be reduced to 9 members Regulatory Approval No regulatory approvals required for closing (Expected to close on 3/11/2024) Common Dividends Reduced to $0.01 per share per quarter Exclusive Financial Advisor Jefferies LLC and Sole Placement Agent Note 1: 1 preferred share – 1,000 common shares basis. 3

NYCB Flagstar Today

Key Franchise Summary Stats

- We are a **Top 20** bank[1] in the U.S. with a focus on commercial banking and a private banking network
- **Assets:** $114 Billion
- **Branches:** 420
- **Headquarters:** Hicksville, NY

Community Banking

- Flagstar Bank, N.A. is a leading national bank with a balanced, diversified lending platform

Private Banking

- 134 private client banking teams with offices in 10 cities
  - 93 in the Northeast and 41 on the West Coast
- High touch single-point-of-contact model

Mortgage Origination and Servicing

- 7th largest bank originator of residential mortgages ($15.1 Billion in FY 2023)[2]
- 5th largest sub-servicer of mortgage loans nationwide, servicing 1.4 Million loans as of December 31, 2023
- 2nd largest mortgage warehouse lender nationally based on total commitments

Branch Map



WI
MI
NY
CT
NV
NJ
OH
IN
CA
AZ
NC
FL
Private Bank Offices
Branches

Deposit and Loan Snapshot (Q4'23)[3]



Non-Int. Bearing 25%
IB Checking 22%
MMA 16%
Savings 11%
CDs 26%



AD&C 3%
Other 3%
CRE 12%
Warehouse 6%
Multi-family 44%
C&I 24%
1-4 Family 7%

Total Deposits: $77.2 Billion[4]

Total Loans HFI: $84.6 Billion

Note 1: Includes depository institutions with a U.S. parent.
Note 2: Includes historical Flagstar originations prior to the business combination.
Note 3: Deposit and loan composition data as of 12/31/2023.

Note 4: Deposit balance as of 3/5/2024.

NYCB flagstar
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Loan Portfolio Overview Loan Composition (Q4’23) Key Loan Highlights Other ◼ C&I is well diversified, includes Equipment Finance, Dealer Finance, AD&C 3% Warehouse, and others, with a minimal loss history 3% ◼ Multi-family loan portfolio primarily non-luxury, rent-regulated buildings in New York City, with ~37% maturing / repricing in next 3 CRE years 12% ◼ CRE includes diversified property types including Retail, Industrial, Hotel, Self Storage, Student Housing, and others, which are primarily Warehouse income producing Multi-family 6% 44% ◼ Proactive and enhanced monitoring of office portfolio, with improved ACL ratio of 8.1% ◼ Homebuilder Finance is a national lending platform with good C&I spreads (300-375bps); have relationships with ~70 of top 100 24% builders nationwide and no nonperforming or criticized loans 1-4 ◼ Warehouse lending is national platform with low credit risk; zero net Family 7% charge-offs for the past 9 years prior to the acquisition ◼ Average Q4’23 yield on loans HFI: 5.72% Total Loans HFI: $84.6 Billion ◼ Since 1993 losses have aggregated 23bps on Multi-family and 33bps (1) on CRE Note 1: Of aggregate originations. 5

Diversified and Retail-Concentrated Deposit Base with Significant Insured Deposits (1) (2) Well Diversified Deposit Base 80% Insured and Collateralized Deposits Premier Banking; 4% Uninsured Online Banking; 7% 20% Custodial; 9% Priv. Client Comm. Banking; 1% Group 28% Other; 1% Retail Wholesale; 16% Banking 34% Insured and Collateralized 80% (2) (2) Deposit Stability Ample Liquidity ◼ Total deposits of $77.2 Billion ◼ Total liquidity of $31.6 Billion which exceeds uninsured deposits, with (3) ◼ Total retail deposits have increased compared to year-end 2023 a coverage ratio of 207% ◼ Total uninsured deposits, excluding collateralized and internal ◼ Cash held on balance sheet of $14.4 Billion accounts, are $15.3 Billion ◼ Increased our reciprocal deposit capacity to approximately $18 Billion - We continue to have the ability to offer the reciprocal deposit ◼ Unencumbered securities of $3.0 Billion lendable value product to our customers ◼ Greater than 90% of the balances in our top 20 deposit relationships ◼ Fully collateralized credit facility with available capacity from the are fully insured or collateralized Federal Reserve Bank of New York and excess lendable value of ◼ We continue to have the ability to hold custodial deposits, which collateral at the Federal Home Loan Bank of New York totaling $12.2 approximate $9.7 Billion, an increase from year-end 2023 Billion Note 1: Composition data as of 12/31/2023. Note 2: As of 3/5/2024. Note 3: Represents total liquidity divided by uninsured deposits less collateralized and internal accounts. 6

Capital Ratio Implications of a $1.05 Billion Equity Raise + ACL Sensitivities

Current Capital Ratios + $1.05 Billion Equity Raise			$500 Million ACL Increase; Total ACL 1.76%
Capital Ratios	**Current (Q4'23)**	**PF for Equity Raise**	**PF for Equity Raise + ACL Increase**
CET1 Capital Ratio	9.1%	10.3%	**9.8%**
Tier 1 Capital Ratio	9.6%	10.8%	**10.4%**
Total Capital Ratio	11.8%	13.0%	**12.7%**
Leverage Ratio	7.8%	8.6%	**8.3%**
TCE/TA	6.4%	7.3%	**6.9%**

Current Capital Ratios + $1.05 Billion Equity Raise			$750 Million ACL Increase; Total ACL 2.06%
Capital Ratios	**Current (Q4'23)**	**PF for Equity Raise**	**PF for Equity Raise + ACL Increase**
CET1 Capital Ratio	9.1%	10.3%	**9.6%**
Tier 1 Capital Ratio	9.6%	10.8%	**10.2%**
Total Capital Ratio	11.8%	13.0%	**12.5%**
Leverage Ratio	7.8%	8.6%	**8.2%**
TCE/TA	6.4%	7.3%	**6.8%**

Note: The capital raise takes the form of noncumulative perpetual preferred securities to be converted or exchanged into common stock upon the receipt of certain governmental and shareholder approvals. Prior to their conversion or exchange into common stock, the noncumulative perpetual preferred securities will be considered additional Tier 1 capital for regulatory purposes. Upon their conversion or exchange into common, the capital will be considered common equity Tier 1 capital. Data shown on this slide assumes a full conversion of the convertible preferred securities.

NYCB flagstar

Note: Assumes equity raised at Common Issue Price: $2.00 + Warrants.

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Where We Are Going | 2024 Strategic Initiatives Continue to Build Capital Position 1 Proactive Management of Liquidity Profile 2 Enhance Focus on Credit Risk Management 3 Continue to Reduce CRE Concentrations 4 Build Upon Regulatory and Compliance Focus 5 Continue to Strengthen Management Team 6 These Strategic Initiatives Are Expected to Support Long Term Profitability 8